SEPTEMBER 19 SEPTEMBRE, 1989

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1.The name of the corporation is:    Denomination socials de la companies:

Kingsway Financial Services Inc.

1.    The address of the registered office is:    Adresse du siege social:
4 Eva Road, Suite 416
Street a Number or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numero ou numero de la R.R. et, s'il agil d'un edifice a bureaux, numero du bureau)
Etobicoke, Ontario M9C3Y4

(Name of Municipality or Post Office} (Nom de la munscidaliti ou du bureau d* polls)	(Postal Code) (Code postai)
Municipality of
Metropolitan Toronto intheJudicial District of York
(Name of Municipality. Geographical Township)    darts lei la    (County, District, Regional Municipality)
(Nam de la municrpahte. du canton)    Comfit, dallier, mumcipalitl receonalei
3. Number (or minimum and maximum number) of     Nombre (ou nornbras minimal at maximal)
directors is:    d'edministrateurs:
a minimum of one. (1); a maximum of ten (10)

4. The first director(s) is/are:    Premier(s)administrateur(s):

Residence address, giving street & No, or R.R. No. or municipality and postal code.
First name, initials and surname Pronom, initiales at nom de famine
Resident Canadian State
Yes or No Resident Canadian Ous/Non
Yes

Adresse personnelle, y compris la rue at le numero, le numero de la R. R, ou, le nom de la municipalite at le code postal
28 Belgate Place
William Gabriel Star
Etobicoke, Ontario M9C 3Y4

5. Restrictions, if any, on business the corporationLimites,    s’il y a lieu, imposees aux activites
may carry on or on powers the corporationcommerciales ou aux pouvoirs de la
may exercise.    compagnie.
There is no restriction on the business the Corporation may carry on or on powers the Corporation may exercise.

6. The classes and any maximum number of shares Categories at nombre maximal, s'il y a lieu, d'aciions that the corporation is authorized to issue.qua la compagnie est autorisee a emettre:
The Corporation is authorized to issue an unlimited number of Class A special shares, an unlimited number of Class B special shares and an unlimited number of common shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:	Droits. privileges, restrictions et conditions,y a lieu, rattaches A chequecategoriedections et pouvoirs des administrateursrelatifs a chequecategorie d'actions qui peat etreernise en saris:

(a)
For the purposes of these provisions, the term "Stated Value", in reference to a share of any class or series of shares of the Corporation means the amount obtained by dividing the amount of the stated capital account maintained by the Corporation in respect of that class or series of shares by the number of shares of that class or series outstanding at the time such calculation is made.

(b)
The holders of the Class A special shares shall in each year and at the discretion of the directors and whether or not dividends have been declared, set aside or paid on any other shares of any class of the Corporation for such year, be entitled, out of any or all profits or surplus available for dividends, to non-cumulative dividends at such rate as the directors may from time to time in their discretion determine, provided always that such non-cumulative dividends shall be declared on all of the Class A special shares then outstanding at the same rate without preference or priority; the holders of the Class A special shares shall not be entitled to any dividend other than or in excess of the non-cumulative dividends at such rate as the directors may have determined as hereinbefore provided for;

(c)
The holders of the Class B special shares shall in each year and at the discretion of the directors and whether or not dividends have been declared, set aside or paid on any other shares of any class of the Corporation for such year, be entitled, out of any or all profits or surplus available for dividends, to non-cumulative dividends at such rate as the directors may from time to time in their discretion determine, provided always that such non-cumulative dividends shall be declared on all the Class B special shares then outstanding at the same rate without preference or priority; the holders of the Class B special shares shall not be entitled to any dividend other than or in excess of the non-cumulative dividends at such rate as the directors may have determined as hereinbefore provided for.

(d)
The Class A special shares and the Class B special shares or any part thereof shall be redeemable at any time at the option of the Corporation without the consent of the holders thereof at the Stated Value thereof and any dividends declared thereon and unpaid.

(e)
The Corporation may at any time and from time to time purchase for cancellation the whole or any part of the Class A special shares and the Class B special shares at the lowest price at which in the opinion of the directors such shares are obtainable but not exceeding the Stated Value thereof together with all dividends declared thereon and unpaid.

(f)
In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary; the holders of the Class A special shares and the Class B special shares shall be entitled to receive, share and share alike, without preference or priority of one class over the other, before any distribution of any part of the assets of the Corporation among the holders of any other shares, the stated Value thereof and any dividends declared thereon and unpaid and no more.

(g)
The holders of the Class A special shares and the Class B special shares shall not, as such, have any voting rights for the election of directors or for any purpose nor shall they be entitled to receive notice of and to attend shareholders' meetings; holders of the Class A special shares and the Class B special shares shall, however, be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

(h)
Any amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Class A special shares or the Class B special shares or to create special shares ranking in priority to or on a parity with the Class A special shares or the Class 3 special shares, in addition to the authorization by special resolution, may be authorized by at least two-thirds (2/3) of the votes cast at a meeting of the holders of that class of special shares so affected, duly called for that purpose.

(i)	The rights of the holders of common shares include the rights to vote at allmeetings of shareholders and to receive the remaining property of the Corporation upon dissolution.

8. The issue, transfer or ownership of shares is/is notrestricted and me restrictions (if any) are as follows:	L’emission, le transfert ou laproprieted'actionsest/n’est pas restreinte. Les restrictions, s’il y a lieu, sont lessuivantes:
No shares of any class shall be transferred without either

(a)	the prior consent of the directors of the Corporation expressed by a resolution of the board or by instrument or by an instrument or instruments in writing signed by all the directors, or

(a)
the prior consent of the holders of the shares for the time being outstanding and having voting rights under all circumstances, expressed by a resolution passed by the shareholders, or by an instrument or instruments in writing signed by all such shareholders.

9.     Other provisions, if any, are:    Autres dispositions, s’il y a lieu:

(a)	Any invitation to the public to subscribe for securities of the Corporation is prohibited.

(b)
The number-of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than fifty (50), two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

10. The names and addresses of the incorporators are    Nom et adresse des londateurs:    6

First name, initials and surname or corporate name Prenom, initiate el nom de tamale ou denomination sociale
Full residence address or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Adresse personnelle au complet, adresse du siege social ou adresse de retablissement principal, y comprisla rue et to numero, le numero de fa RR., le nom de la municipalite et to code postal

William Gabriel Star	28 Belgate Place Etobicoke, Ontario MSC 314

These articles are signed in duplicate    Les presents statuts sont signes en double exemplaire.

NOVEMBER 10 NOVEMBER, 1995

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION
1.The present name of the corporation is:    Denomination socials actuefle de facompagnie:
KINGSWAY FINANCIAL SERVICES INC.
1.    The name of the corporation is changed to (if Nouvelle denomination socials de la compagnie

applicable): n /a	(s’il y a lieu):
2.    Date of Incorporation/amalgamation:    Date de la constitution ou de la fusion:

19, September, 1989
(Day, Martel, Year)
flour, mode, armee)

3.    The articles of the corporation are amended as Les statuts de la compagnie sont modifies
follows:    de la faconsuivante:
A.The 1,000,000 issued and outstanding common shares in the
capital of the Corporation be and they are hereby sub-divided into 3,000,000 common shares on the basis of three common shares for each 1 issued and outstanding common share.
B.The existing provisions 9.(a) and (b) as set out in the Articles of
Incorporation of the Corporation are hereby deleted.
A.    All of the Class A special shares and Class B special shares are hereby cancelled and the designations, preferences, rights, conditions, restrictions, limitations or prohibitions attached thereto are hereby deleted.

4. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) ofthe Business Corporations Act.	La modification a ete’ dumentautoriséeconforrnément a l’ article 168 et, s'il y a lieu, al’article 170 de la Loisur les compagnies.

5. The resolution authorizing the amendment was approved by the shareholder/directors (as applicable) of the corporation on	Lea actionnaires ou les administrateurs (le casecheant) de la compagnieontapprouve la modification
03 , November, 1995
(Day, Month, Year)
(lout molt, anneal
These articles are signed in duplicate. Les presents status sont sign& en double exemplaire.
KINGSWAY FINANCIAL SERVICES INC.
(Name of Corporation)
{Denomination sociale de lacarnpagnfie)

William G. Star - President

DECEMBER 25DECEMBRE,-1995

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION
1.The present name of the corporation is:    Denomination socialeactuelle de la compagnie:
KINGSWAY FINANCIAL SERVICES INC.
•
_
2.The name of the corporation Is changed to (if     Nouvelle denomination socials de la compagnie (s'il
applicable):     y a lieu):
N/A

3.Date of incorporation/amalgamation:    Date de la constitution ou de la fusion:
19/09/89

4.	The articles of the corporation are amended Les statute de la compagnie sont modifies de la as follows: suivante:
1.    the restrictions with respect to the issue, transfer
or ownership of shares on page 4, section 8 of the Articles of Incorporation dated September 19, 1989 be deleted in their entirety.

2

5.
The amendment has been duly authorized as    La modification a etedumentautoriseeconformementrequired by Sections 168 & 170 (as applicable)     l'article 188 et, s’il y a lieu, a;artiicle170 de is laLoisurof the Business Corporations Act,    lescompanies.

6.
The resolution authorizing the amendment was     Les actionnaires ou les administrateurs (le casecheant) approved by the shareholders/directors    de la compagnieontapprouve la resolution autorisant(as (as applicable) of the corporation on    modification

03/11/95
(pay, Month, Year
Out, mots. annItej
These articles are signed in duplicate.    Les presents status sont signer en double exemplaire,
KINGSWAY FINANCIAL SERVICES INC
(Name of Corporation)
(OtrorniniilionIt.ocittle de li compagnie)

OCTOBER 17, OCTOBRE, 1996

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION
1, The name of the corporation is:    Denomination soclafe de la societe:
KINGSWAY FINANCIAL SERVICES INC.

2.	The name of the corporation is changed to if Nouvelle denomination socials de la sociatd (oil ya lieu): applicable):
N/A

2.	Date of incorporation/arnalgamation: Date de ,a constitution vii de la fusion:

19, September, 1989

3.	The articles of the corporation are amended Les statuts de la societe sont modifies de la facon
Follows:    suivante.

The 5,060,600 issued and outstanding common shares in the capital of the Corporation be and they are hereby sub-divided into 10,121,200 common shares on the basis of two common shares for each one issued and outstanding common share.

5.     The amendment has been duly authorized as requiredby Sections 168 & 170 (as applicable) of the Business Corporations Act.

La modification a etedumentautoriseeconformement aux articles 168 et 170 (salon cas) de la Lai stir les coddles par actions.

6.	The resolution authorizing the amendment Les actionnaires ou les administrateurs (salon Is cas) de
Was approved by the shareholders/directors    la sooleteontapprouvd is resolution autorisant is
(as applicable) of the corporation on    modification la
10, October, 1996
(Year, Month, Day)
(armee, mots, lour)
These articles are signed In duplicate.    Les presents status sent signes en double exemplalre
KINGSWAY FINANCIAL SERVICES INC.

(Name of Corporation)
(Denomination socials de le socielt0

William G. Star - President

OCTOBER 17 OCTOBRE, 1996
.

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1.	The name of the corporation is: Denomination socials de la socIete:
KINGSWAY FINANCIAL SERVICES INC.

2.	The name of the corporation is changed to Nouvelle denomination sociale de la societe (s’il y a
(if applicable):    lieu).
.

3.	Date of incorporation/amalgamation: Date de la constitution ou de la fusion:

19, September, 1989

4.	The articles of the corporation are amended as Les statuts de la societe sont modifies de la facon follows: sulvante.

Whereas the Articles of Amendment filed for the Corporation on October 11, 1 996 do not contain a reference to a record date for the sub-division of shares as provided for therein; NOW THEREFORE the Articles of the Corporation are hereby amended to provide that the sub-division of shares in accordance with the Articles of Amendment dated October 11, 1996 is a sub-division of all of the shares of the Corporation and that the said sub-division shall have effect as of a record date of October 25, 1996.

5.	The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

Le modification a 00 dOmentautorisesconformement aux articles 168 at 170 (salon le on) do le Lai sur les =idles par actions,

5.	The resolution authorizing the amendment was Les actionnaires ou les administrateurs (salon le cas) approved by the shareholders/directors de la societeontapprouve la resolution autorisent la
(as applicable) of the corporation on    modification ie
17, October, 1996
(Year, Month, Day)
(armee, mois, jour)
2.
These articles are signed in duplicate.    Les presents status sent signes en double exemplaire.

KINGSWAY FINANCIAL SERVICES INC.
(Name of Corporation.)
(r.Onominationeaciale de Is societe)
(Signature)    (Description 01 Office)
(Signature)    (Fonction)
William G. Star - President

l'Ainc.-tr,/ of Con:;:urior and Ontario

APRIL 2 7

AVRIL, 1998

ARTICLES OF AMENDMENT STATUTS ODIFICATION

1. The name of the corporation is    Denomination sociale de la societe:

KINGSWAY FINANCIAL SERVICES INC.

2. The name of the corporation is changed to (if applicable):	Nouvelle denomination sociale de la soctete (s'il y a lieu):

3.Date of incorporation/amalgamation:    Date de la constitution au de la fusion:

1989, September, 19TH
(Year, Month, Day)
(ann6e, mois, jour)

4.The articles of the corporation are amended asLes :tat= de la societesantmodifies de la facansuivante.
follows:
All of the issued and unissued common shares in the capital of the Corporation be and they are hereby sub-divided on the basis of two common shares for each existing common share as at May 8, 1998, the record date for the said subdivision.

Year, Month, Day)
(ann6e, mois, _tour)

5.	The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.
La modification a eta art!entautoriseeco.sfonntintvirour article 168 et 170 (Teton le car) de la Lot sur les societes par actions.
These articles are signed in duplicate.    Les presents statutssons signer en double exemplaire.
KINGSWAY FINANCIAL SERVICES INC.
(Name of Corporation)
(Denomination sociale de (a sooldle)
By: /s/ Michael S. Slan
Michael S. Slan, secretary